UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14C

INFORMATION REQUIRED IN INFORMATION STATEMENT

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:
□	Preliminary information statement
□	Confidential, for use of the Commission only (as permitted by Rule 14c-5(d)(2))
☒	Definitive information statement

ALTO GROUP HOLDINGS, INC.

(Name of Registrant as Specified in Its Charter)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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ALTO GROUP HOLDINGS, INC.
245 Park Avenue, Suite 2431
New York, NY 10167

DEFINITIVE INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY,
AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INTRODUCTION

This Information Statement is furnished to the stockholders of Alto Group Holdings, Inc., a Nevada corporation, in connection with action taken by our board of directors and the holders of a majority in interest of our voting capital stock to effect a restatement of our Articles of Incorporation (“Restatement”) to increase the number of authorized shares of our common stock.  The foregoing action has been ratified by the written consent of the holders of a majority in interest of our voting capital stock, consisting of our outstanding common stock, outstanding Series A Preferred Stock, and Series B Preferred Stock, as well as our board of directors, by written consent on January 14, 2011. We anticipate that a copy of this Definitive Information Statement will be mailed to our shareholders as of the date hereof.  We have attached a copy of the Restatement to this Information Statement for your reference.

The Restatement was effected as of January 14, 2011 but, under federal securities laws, is not effective until at least 20 days after the mailing of this Information Statement. We anticipate that the effective date for the Restatement will be on or about February 8, 2011.

RECORD DATE, VOTE REQUIRED AND RELATED INFORMATION

If the Restatement was not adopted by majority written consent, it would have been required to be considered by our stockholders at a special stockholders’ meeting convened for the specific purpose of approving the Restatement.  The elimination of the need for a special meeting of stockholders to approve the Restatement and the reverse stock split is made possible by Section 78.320 of Nevada Revised Statutes (the “NRS”), which provides that the written consent of the holders of outstanding shares of voting capital stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a special meeting.  Pursuant to the NRS, a majority in interest of our capital stock entitled to vote thereon is required in order to approve the Restatement.  In order to eliminate the costs and management time involved in holding a special meeting, our Board of Directors determined that it was in the best interests of all of our shareholders that the Restatement be adopted by majority written consent and this Information Statement to be mailed to all stockholders as notice of the action taken.

The record date for purposes of determining the number of outstanding shares of our voting capital stock, and for determining stockholders entitled to vote, is the close of business on January 14, 2011 (the “Record Date”). As of the Record Date, we had outstanding:

(i)	160,013,332 shares of common stock;

(ii)	14,000,000 shares of Series A Preferred Stock which are convertible into 56,000,000 shares of common stock and entitled to vote on an as-converted basis with holders of common stock; and

(iii)
100,000 shares of Series B Preferred Stock which are not convertible into common stock but collectively hold 2,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters in which our common stockholders may vote.

The transfer agent for our common stock is Olde Monmouth Stock Transfer Co., Inc.

NO MEETING OF STOCKHOLDERS REQUIRED

We are not soliciting any votes in connection with the Restatement.  The persons that have consented to the Restatement hold a majority of the Company’s outstanding voting rights and, accordingly, such persons have sufficient voting rights to approve the Restatement.

RESTATEMENT OF ARTICLES OF INCORPORATION

We are amending and restating our Articles of Incorporation in its entirety to increase in the number of authorized shares of common stock of the Company.  The Restatement will be identical to our existing Articles of Incorporation except that our authorized shares of common stock will be increased from 200,000,000 shares to 350,000,000 shares.  We will not be increasing the number of authorized shares of our Preferred Stock, which is currently limited to 100,000,000 shares, and we will not be changing the par value of our common or preferred stock, which is currently $0.00001 per share.

These changes to our Articles of Incorporation will not adversely affect stockholders but will enable the Company’s board of directors, without further authorization from shareholders, to issue up to 350,000,000 shares of common stock for consideration deemed adequate in exchange for such shares.  We have attached a copy of the Restatement to this Information Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock as of December 31, 2010 by (i) each of our directors, (ii) each of our executive officers, (iii) each person who is known by us to own beneficially more than 5% of our common stock and (iv) all directors and officers as a group.  Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.  Please read the footnotes to the table carefully, as the numbers and percentages calculated therein take into account certain Series B Preferred Shares which, while not convertible into common stock, collectively carry 2,000,000,000 voting rights and are entitled to vote together with holders of our common stock on all matters upon which our common stockholders may vote.

	(including Series B Preferred Voting Rights)		(excluding Series B Preferred Voting Rights)
Name of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	Percent of Class(3)	Number of Shares Beneficially Owned(4)	Percent of Class(5)
Mark Klok(6)	2,066,000,000	95.65%	66,000,000	30.55%
Chene Gardner(7)	3,333,333	2.08%	3,333,333	2.08%
Robert Howie(8)	13,333,333	8.33%	13,333,333	8.33%
Lee Rice(9)	3,333,333	2.08%	3,333,333	2.08%
Opiuchus Holdings, Inc.(10)	2,056,000,000	95.18%	56,000,000	25.92%
All officers and directors as a group (4 persons)	2,075,999,999	96.11%	75,999,999	35.18%

(1) The address of each beneficial owner is c/o Alto Group Holdings, Inc., 245 Park Avenue, Suite 2431, New York, NY 10167.

(2) With respect to determining voting rights of each shareholder above and including voting rights of Series B Preferred Shares which are issued and outstanding, the number of shares beneficially owned includes: (i) all shares of common stock deemed beneficially held; (ii) all common stock deemed beneficially held subject to options, warrants, and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days; and (iii) all other instruments deemed beneficially held by the shareholder (such as Series B Preferred Shares) that are not convertible into common stock but have rights that enable such shareholder to vote such instruments together with holders of our common stock on all matters upon which common stockholders may vote.

(3) With respect to calculating percentage of beneficial ownership and including voting rights of Series B Preferred Shares which are issued and outstanding, the calculation is based upon 160,013,332 shares of common stock outstanding as of January 15, 2011, and: (i) shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days, and (ii) all other instruments deemed beneficially held by the shareholder (such as Series B Preferred Shares) that are not convertible into common stock but have rights that enable such shareholder to vote such instruments together with holders of our common stock on all matters upon which common stockholders may vote.  The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities, has exercised all applicable voting rights, and that no other shareholder has exercised such rights.  Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(4) With respect to determining beneficial ownership of each shareholder above and excluding voting rights of Series B Preferred Shares which are issued and outstanding, the number of shares beneficially owned includes: (i) all shares of common stock deemed beneficially held; and (ii) all common stock deemed beneficially held subject to options, warrants, and/or conversion rights held by the shareholder that are currently exercisable or exercisable within 60 days.

(5) With respect to calculating percentage of beneficial ownership and excluding voting rights of Series B Preferred Shares which are issued and outstanding, the calculation is based upon 160,013,332 shares of common stock outstanding as of January 15, 2011, and shares of common stock subject to options, warrants and/or conversion rights deemed beneficially held by the shareholder that are currently exercisable or exercisable within 60 days.  The percentage ownership of any shareholder is determined by assuming that the shareholder has exercised all options, warrants, and conversion rights to obtain additional securities and that no other shareholder has exercised such rights.  Except as otherwise indicated below, the persons and entity named in the table have sole voting and investment power with respect to all shares of common stock and voting rights shown as beneficially owned by them, subject to applicable community property laws.

(6) Chief Executive Officer of the Company.

(i)
With respect to beneficial ownership that includes voting rights of Series B Preferred Shares, includes 10,000,000 shares of common stock held by Mexican Hunter S.A. de C.V, a corporation in which Mr. Klok serves as a principal.  Also includes 14,000,000 shares of Series A Preferred Stock held by Opiuchus Holdings, Inc. that are convertible into 56,000,000 shares of common stock and 100,000 shares of Series B Preferred Stock held by Opiuchus Holdings, Inc. that are not convertible into common stock, but collectively hold 2,000,000,000 voting rights and are entitled to vote together with holders of common stock on all matters upon which common stockholders may vote.  Opiuchus Holdings, Inc. is a corporation owned and controlled by Mr. Klok.

(ii)
With respect to beneficial ownership that excludes voting rights of Series B Preferred Shares, includes 10,000,000 shares of common stock held by Mexican Hunter S.A. de C.V, a corporation in which Mr. Klok serves as a principal.  Also includes 14,000,000 shares of Series A Preferred Stock held by Opiuchus Holdings, Inc. that are convertible into 56,000,000 shares of common stock.  Opiuchus Holdings, Inc. is a corporation owned and controlled by Mr. Klok.

(7) Chief Financial Officer of the Company.  Includes 3,333,333 shares of common stock held directly by Mr. Gardner.

(8) Chief Operating Officer and Director of the Company.  Includes 3,333,333 shares of Common Stock held directly by Mr. Howie.  Also includes 10,000,000 shares of Common Stock held by Mexican Hunter S.A. de C.V., a corporation in which Mr. Howie serves as a principal.

(9) Member of the Board of Directors.  Includes 3,333,333 shares of Common Stock held by directly by Mr. Rice.

(10) Principal Shareholder of the Company.

(i)
With respect to beneficial ownership that includes voting rights of Series B Preferred Shares, includes 14,000,000 shares of Series A Preferred Stock held directly that are convertible into 56,000,000 shares of common stock and 100,000 shares of Series B Preferred Stock held directly that are not convertible into common stock, but collectively hold 2,000,000,000 voting rights and are entitled to vote together with holders of common stock on all matters upon which common stockholders may vote.

(ii)
With respect to beneficial ownership that excludes voting rights of Series B Preferred Shares, includes 14,000,000 shares of Series A Preferred Stock held directly that are convertible into 56,000,000 shares of common stock.

NO DISSENTER’S RIGHTS

Under the NRS, stockholders are not entitled to dissenter’s rights of appraisal with respect to the restatement of our Articles of Incorporation.

PROPOSALS BY SECURITY HOLDERS

No security holder has requested us to include any additional proposals in this Information Statement.

INTEREST OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

No officer, director or director nominee has any substantial interest in the matters acted upon by our Board and shareholders, other than his role as an officer, director or director nominee.  No director has informed us that he intends to oppose the Restatement.

ADDITIONAL INFORMATION

We file reports with the Securities and Exchange Commission (the “SEC”).  These reports include annual and quarterly reports, as well as other information the Company is required to file pursuant to the Securities Exchange Act of 1934.  You may read and copy materials we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549.  You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.  The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one Information Statement is being delivered to multiple security holders sharing an address unless we received contrary instructions from one or more of the security holders.  We shall deliver promptly, upon written or oral request, a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered.  A security holder can notify us that the security holder wishes to receive a separate copy of the Information Statement by sending a written request to us at 245 Park Avenue, Suite 2431, New York, NY 10167, or by calling us at (212) 803-8187 .  A security holder may utilize the same address and telephone number to request either separate copies or a single copy for a single address for all future information statements and proxy statements, if any, and annual reports of the Company.

BY ORDER OF THE BOARD OF DIRECTORS

By:	/s/ Mark D. Klok
Mark D. Klok
Chief Executive Officer
January 18, 2011

RESTATED ARTICLES OF INCORPORATION

Alto Group Holdings, Inc., a corporation organized and existing under the laws of the State of Nevada, hereby certifies as follows:

1.           The original Articles of Incorporation of the corporation were filed with the Secretary of State of Nevada on September 24, 2007.

2.           Pursuant to Chapter 78, Title 7 of Nevada Revised Statutes, these Restated Articles of Incorporation restate in its entirety and integrate and further amend the provisions of the Articles of Incorporation of this corporation.

3.           The Certificates of Designation to the Articles of Incorporation filed with the Secretary of State of Nevada on May 5, 2010 and January 18, 2011 shall remain unchanged and unaffected by the restatement of the Articles of Incorporation of this corporation.

4.           The text of the Restated Articles of Incorporation as heretofore restated in its entirety is hereby restated and further amended to read as follows:

ARTICLES OF INCORPORATION
OF
ALTO GROUP HOLDINGS, INC.

ARTICLE I.  NAME

The name of the corporation is ALTO GROUP HOLDINGS, INC. (the “Corporation”).

ARTICLE II.  REGISTERED OFFICE

The name and address of the Corporation’s registered office in the State of Nevada is National Registered Agents, Inc. of NV, 1000 East William Street, Suite 204, Carson City, Nevada 89701.

ARTICLE III.  PURPOSE

The purpose or purposes of the corporation is to engage in any lawful act or activity for which corporations may be organized under Nevada Law.

ARTICLE IV. CAPITAL STOCK

The Corporation is authorized to issue two classes of shares to be designated, respectively, "Preferred Stock" and "Common Stock."  The number of shares of Preferred Stock authorized to be issued is One Hundred Million (100,000,000).   The number of shares of Common Stock authorized to be issued is Three Hundred Fifty Million (350,000,000).  The Preferred Stock and the Common Stock shall each have a par value of $0.00001 per share.

(A)           Provisions Relating to the Common Stock.

(1)           Each holder of Common Stock is entitled to one vote for each share of Common Stock standing in such holder's name on the records of the Corporation on each matters submitted to a vote of the stockholders, except as otherwise required by law.

(B)           Provisions Relating to the Preferred Stock.  The Board of Directors (the "Board") is authorized, subject to limitations prescribed by law and the provisions of this article IV, to provide for the issuance of the shares of Preferred Stock in one or more series, and by filing a certificate pursuant to the applicable law of the State of Nevada, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof.  The authority of the Board with respect to each series shall include, but not be limited to, determination of the following:

(1)           The number of shares constituting that series and distinctive designation of that series;

(2)           The dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which dates or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

(3)           Whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

(4)           Whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board shall determine;

(5)           Whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the date or dates upon or after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

(6)           Whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

(7)           The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of share of that series;

(8)           Any other relative or participation rights, preferences and limitations of that series;

(9)           If no shares of any series of Preferred Stock are outstanding, the elimination of the designation, powers, preferences, and right of such shares, in which event such shares shall return to their status as authorized but undesignated Preferred Stock.

ARTICLE V. BOARD OF DIRECTORS

(a)           Number.  The number of directors constituting the entire Board shall be as fixed from time to time by vote of a majority of the entire Board, provided, however, that the number of directors shall not be reduced so as to shorten the term of any director at the time in office.

(b)           Vacancies.  Vacancies on the Board shall be filled by the affirmative vote of the majority of the remaining directors, though less than a quorum of the Board, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose.

(c)           Election.  The election of directors need not be by written ballot.

ARTICLE VI. BYLAWS

In furtherance and not in limitation of the powers conferred by statute, the Board is expressly authorized to make, alter, amend or repeal the Bylaws of the Corporation.

ARTICLE VII. ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by NRS 78.378 to 78.3793, inclusive.

ARTICLE VIII. COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by NRS 78.411 to 78.444, inclusive.

ARTICLE IX. INDEMNIFICATION

(a) Right to Indemnification. The Corporation will indemnify to the fullest extent permitted by law any person (the “Indemnitee”) made or threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative (whether or not by or in the right of the Corporation) by reason of the fact that he or she is or was a director of the Corporation or is or was serving as a director, officer, employee or agent of another entity at the request of the Corporation or any predecessor of the Corporation against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorneys’ fees and disbursements) that he or she incurs in connection with such action or proceeding.

(b)  Inurement. The right to indemnification will inure whether or not the claim asserted is based on matters that predate the adoption of this Article IX, will continue as to an Indemnitee who has ceased to hold the position by virtue of which he or she was entitled to indemnification, and will inure to the benefit of his or her heirs and personal representatives.

(c) Non-exclusivity of Rights. The right to indemnification and to the advancement of expenses conferred by this Article IX are not exclusive of any other rights that an Indemnitee may have or acquire under any statue, bylaw, agreement, vote of stockholders or disinterested directors, the Articles of Incorporation or otherwise.

(d) Other Sources. The Corporation’s obligation, if any, to indemnify or to advance expenses to any Indemnitee who was or is serving at the request as a director, officer employee or agent of another corporation, partnership, joint venture, trust, enterprise or other entity will be reduced by any amount such Indemnitee may collect as indemnification or advancement or expenses from such other entity.

(e) Advancement of Expenses. The Corporation will, from time to time, reimburse or advance to any Indemnitee the funds necessary for payment of expenses, including attorneys’ fees and disbursements, incurred in connection with defending any proceeding from which he or she is indemnified by the Corporation, in advance of the final disposition of such proceeding; provided that the Corporation has received the undertaking of such director or officer to repay any such amount so advanced if it is ultimately determined by a final and unappealable judicial decision that the director or officer is not entitled to be indemnified for such expenses.

ARTICLE X. LIABILITY

No director of the Corporation shall be personally liable to the Corporation or its stockholders for or with respect to any acts or omissions in the performance of his or her duties as a director of the Corporation.  Any amendment or repeal of this Article X will not eliminate or reduce the affect of any right or protection of a director of the Corporation existing immediately prior to such amendment or repeal.

ARTICLE XI. STOCKHOLDER MEETINGS

Meetings of stockholders may be held within or without the State of Nevada as the Bylaws may provide.  The books of the Corporation may be kept outside the State of Nevada at such place or places as may be designated from time to time by the Board or in the Bylaws of the Corporation.

ARTICLE XII. AMENDMENT OF ARTICLES OF INCORPORATION

The Corporation reserves the right to amend, alter, change or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the Secretary of Alto Group Holdings, Inc. pursuant to Chapter 78, Article 7 of Nevada Revised Statutes, hereby declare and certify, under penalties of perjury, that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of January, 2011.

/s/ Mark Klok
Mark Klok